Exhibit 23.1

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
(Letterhead)






                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



         As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to (a) the use of our report setting forth our estimates of proved reserves and future revenue, as of December 31, 2003, to the interest of Tengasco, Inc. ("Tengasco") in certain oil and gas properties; and (b) all references to our firm included in or made a part of Tengasco's Annual report on Form 10-K for the year ended December 31, 2003.


                                         s/ Ryder Scott Company, L.P.
                                         ----------------------------
                                         RYDER SCOTT COMPANY, L.P.



Houston, Texas
March 12, 2004